Exhibit 10.18

3

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
UNDER THE
MORNINGSTAR, INC. 2011 STOCK INCENTIVE PLAN
This NONQUALIFIED STOCK OPTION AWARD AGREEMENT ("Agreement") is made effective [•] (the "Grant Date"), and is between Morningstar, Inc., an Illinois corporation (the "Company"), and «Employee» (the "Participant"). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Morningstar, Inc. 2011 Stock Incentive Plan (the "Plan").
1.    Option Grant and Number of Shares. In accordance with the terms of the Plan and subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Participant a Nonqualified Stock Option to purchase all or any part of an aggregate of «Q3 Grant_» shares of Common Stock (the "Option").
2.    Exercise Price and Payment of Exercise Price. The Exercise Price of each share of Common Stock subject to the Option shall be $«Exercise Price».
After the Option has become exercisable, and before the Expiration Date indicated in Section 3 of this Agreement or, if earlier, the date on which the Option expires pursuant to Section 4 of this Agreement, the Participant may exercise this Option in accordance with Section 2.1(c) of the Plan.
3.     Term and Exercisability of an Option. The Option will become exercisable in installments, with each installment becoming exercisable on the "First Exercisable Date" shown below, if, subject to Section 4(e) of this Agreement, the Participant has remained in continuous Service (as defined in Section 4(f) of this Agreement) until that date.

Shares Subject to Option	First Exercisable Date	Expiration Date
«Vest1»	«VestDate1»	«ExpDate»
«Vest2»	«VestDate2»	«ExpDate»
«Vest3»	«VestDate3»	«ExpDate»
«Vest4»	«VestDate4»	«ExpDate»

4.    Termination of Service or Transfer to Consultant Status.
(a)    If the Participant's Service is terminated by the Company for any reason other than Cause (as defined herein), the portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (i) the Expiration Date set forth in Section 3 of this Agreement or (ii) the first anniversary of such termination. The portion of the Option that is not exercisable at the time of such termination shall expire at the close of business on the date of such termination. For purposes of this Agreement, “Cause” shall mean the Participant's: (i) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or (iii) commission or conviction of, or plea of NOLO CONTENDERE to, any felony or any crime significantly injurious to the Company or an Affiliate. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion.
(b)    If the Participant's Service terminates on account of Disability (as defined herein) or death of the Participant, the portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (i) the Expiration Date set forth in Section 3 of this Agreement or (ii) the first anniversary of such termination. The portion of the Option that is not exercisable at the time of such termination shall expire at the close of business on the date of such termination. For purposes of this Agreement, “Disability” shall mean: (i) a physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her; (ii) if the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act; or (iii) such other condition as may be determined by the Committee in its sole discretion to constitute Disability.
(c)    If the Participant's Service is terminated for Cause, the Option shall expire in its entirety as of the commencement of business on the date of such termination.
(d)    If the Participant's Service is terminated for any reason other than those described in subsections (a), (b) and (c) of this Section 4, the portion of the Option that is exercisable at the time of such termination shall remain exercisable until the earlier of (i) the Expiration Date set forth in Section 3 of this Agreement or (ii) 90 days from the date of such termination. The portion of the Option that is not exercisable at the time of such termination shall expire at the close of business on the date of such termination.
(e)     If a Participant shall become a consultant to the Company or an Affiliate without being an employee of the Company or an Affiliate or a member of the Board then the portion of the Option that is not then exercisable shall terminate upon such occurrence and the portion of the Option that is then exercisable shall continue to be exercisable pursuant this Section 4.
(f)    For purposes of this Agreement, “Service” means the provision of services to the Company or its Affiliates in the capacity as an employee, member of the Board or consultant to the Company or an Affiliate. For purposes of this Agreement, the transfer of an employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an employee is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the employee ceases to perform services for the Company or any Affiliate, the employee shall incur a termination of Service. For purposes of this Agreement, "Affiliate” means an entity that is (directly or indirectly) controlled by, or controls, the Company.
5.    Notice. Except as otherwise specified by the Company in its administrative procedures under the Plan, any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, Attention: General Counsel. Notice to the Participant should be sent to the address in the records of the Company. Either party may change the person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.
6.    Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. The Plan is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control solely to the extent necessary to resolve such conflict. In addition, the Option granted hereunder is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.
7.    Amendment of Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.
8.    Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Award Agreement as of the Grant Date set forth above.

PARTICIPANT «Employee» Please return by: «Return Date»	MORNINGSTAR, INC. By: _________________________________ Its: _________________________________